SECRETARY'S CERTIFICATE
                             -----------------------

         The undersigned Secretary of Pharmaceutical Product Development, Inc. (hereinafter referred to as the "Corporation") hereby certifies that the following resolution to amend the Pharmaceutical Product Development, Inc. Employee Stock Purchase Plan was duly adopted by the shareholders of the Corporation at the Annual Meeting of Shareholders held on May 16, 2000:

         "Increase in Employee Stock Purchase Plan Shares. The number of shares of the Corporation's common stock reserved for issuance under the Corporation's Employee Stock Purchase Plan is increased from 500,000 to 1,250,000 shares effective this 16th day of May, 2000."

WITNESS the hand of the undersigned Secretary and the seal of the Corporation as of this 16th day of May, 2000.



                                                 /s/ Fred B. Davenport, Jr.
                                                 --------------------------
                                                 Fred B. Davenport, Jr.



                                                 [Corporate Seal]